Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q2 2010 Sales $14.2mm (+15% Organic) & Op. Profit $2.0mm

BURLINGTON, MA, July 28, 2010 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today announced Q2 2010 financial results. The Company posted record quarterly sales of $14.2mm and record operating income of $2.0mm. The Company also increased its share repurchase program to $5mm and raised its sales and operating income guidance for 2010.

Q2 2010 sales increased 12% versus Q2 2009, or 15% on an organic basis. By category, Vascular was up 23% organically while Endovascular increased 2%. Vascular sales benefited from a larger sales force and strength across nearly all product lines. Geographically, organic sales growth was 23% in the Americas and 5% internationally.

The Company reported a gross margin of 75.3% in Q2 2010, up from 72.2% in Q2 2009. The increase was driven by higher average selling prices, manufacturing efficiencies, and geographic mix (63% of Q2 2010 sales were in the Americas, where gross margins are comparatively favorable).

Q2 2010 operating income was $2.0mm versus $1.0mm in Q2 2009. Net income in Q2 2010 was $1.5mm or $0.09 per diluted share, versus $925,000, or $0.06 per diluted share in Q2 2009.

George W. LeMaitre, Chairman & CEO said, “I was pleased to see strong sales, an improved gross margin and continued expense control all come together in Q2 to produce a record bottom-line, including a healthy 14% operating margin. I was also pleased to note that our newer direct markets including France, Japan and Italy continued to perform well, increasing 54%, 26% and 8%, respectively, from Q2 2009.”

As of June 30, 2010 cash and marketable securities was $26.0mm. Excluding share repurchases, the Company’s cash increased by $2.2mm during the quarter. The increase was primarily the result of $1.5mm in net income and $573,000 of depreciation, amortization and stock-based compensation.

Sales and marketing expenses increased 12% in Q2 2010 to $4.7mm. The spending increase was driven by the larger sales force and increased sales commissions. The Company ended Q2 2010 with 61 sales reps versus 54 at the end of Q2 2009.

General and administrative expenses increased 3% in Q2 2010 to $2.5mm.

Q2 2010 research and development expenses decreased 7% to $1.3mm, primarily driven by reduced regulatory and clinical spending. In addition, the Company received six regulatory approvals in Q2 2010, notably the AnastoClip GC in the U.S., and the F3 Pruitt Shunt in Europe.

Share Repurchase

During Q2 2010 the Company repurchased 76,209 shares of its common stock at an average price of $5.02 per share, for a total of $383,000. The Company’s Board of Directors increased the size of the share repurchase program by $3mm, authorizing up to $5mm of its common stock to be purchased from time to time in the open market or in privately negotiated transactions. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time and will conclude no later than December 31, 2011, unless otherwise extended by the Company’s Board of Directors. The program is funded by the Company’s cash and cash equivalents.

Business Outlook

The Company increased its 2010 sales and operating income guidance to $55.8mm and $6.2mm, respectively. This 2010 sales guidance implies 12% organic growth versus 2009. The Company expects Q3 2010 sales of $13.8mm and operating income of $1.4mm. This Q3 2010 sales guidance implies 8% organic growth versus Q3 2009. Guidance amounts exclude the effects of acquisitions, restructurings, foreign exchange fluctuations, and distributor terminations.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-277-1181 (+1-617-597-5358 for international callers), using passcode 28493376. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition the Company believes affects at least 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, Pruitt F3 Carotid Shunt, TAArget Thoracic Stent Graft, and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

This press release includes sales growth after adjusting for foreign exchange, business development transactions, and other non-recurring events. We refer to this as “organic” sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q2 2010, the Company divested the OptiLock Implantable Port and discontinued sales of the aSpire Stent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial guidance are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$25,608	$23,192
Marketable securities	342	808
Accounts receivable, net	7,861	7,778
Inventories	6,140	6,498
Other current assets	1,243	1,274

Total current assets	41,194	39,550

Property and equipment, net	2,233	2,101
Goodwill	11,022	11,022
Other intangibles, net	2,768	3,316
Other assets	832	917

Total assets	$58,049	$56,906

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,072	$1,136
Accrued expenses	5,630	5,412

Total current liabilities	6,702	6,548

Long term debt	137	188
Deferred tax liabilities	1,686	1,546
Other long-term liabilities	347	411

Total liabilities	8,872	8,693

Stockholders’ equity
Common stock	159	159
Additional paid-in capital	63,938	63,475
Accumulated deficit	(12,064)	(14,596)
Accumulated other comprehensive income (loss)	(1,217)	94
Less: treasury stock	(1,639)	(919)

Total stockholders’ equity	49,177	48,213

Total liabilities and stockholders’ equity	$58,049	$56,906

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net sales	$14,158	$12,630	$27,973	$23,978
Cost of sales	3,502	3,508	6,999	6,590

Gross profit	10,656	9,122	20,974	17,388

Operating expenses:
Sales and marketing	4,747	4,249	9,641	8,395
General and administrative	2,495	2,412	5,109	4,937
Research and development	1,338	1,435	2,878	2,746
Restructuring charges	—	—	—	1,777
Impairment charge	68	33	68	106

Total operating expenses	8,648	8,129	17,696	17,961

Income (loss) from operations	2,008	993	3,278	(573)

Other income:
Interest income (expense), net	9	15	12	(7)
Other income (loss), net	(54)	106	(28)	20

Total other income (loss), net	(45)	121	(16)	13

Income (loss) before income taxes	1,963	1,114	3,262	(560)

Provision for income taxes	452	189	730	396

Net income (loss)	$1,511	$925	$2,532	$(956)

Net income (loss) per share of common stock:
Basic	$0.10	$0.06	$0.16	$(0.06)

Diluted	$0.09	$0.06	$0.16	$(0.06)

Weighted average shares outstanding:
Basic	15,613	15,670	15,646	15,655

Diluted	16,050	15,866	16,045	15,655

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2010		June 30, 2009		June 30, 2010		June 30, 2009
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Vascular	$10,207	72%	$8,481	67%	$19,764	71%	$15,965	67%
Endovascular	2,944	21%	3,051	24%	6,236	22%	5,983	25%
General Surgery	965	7%	976	8%	1,920	7%	1,856	7%

	14,116	100%	12,508	99%	27,920	100%	23,804	99%
OEM	42	0%	122	1%	53	0%	174	1%

Total Net Sales	$14,158	100%	$12,630	100%	$27,973	100%	$23,978	100%

Net Sales by Geography
Americas	$8,872	63%	$7,269	58%	$16,920	60%	$13,950	58%
International	5,286	37%	5,361	42%	11,053	40%	10,028	42%

Total Net Sales	$14,158	100%	$12,630	100%	$27,973	100%	$23,978	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2010		2009				2008
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	14,158	13,815	13,584	13,346	12,630	11,348	12,111	12,023	12,739	11,847
Impact of currency exchange rate fluctuations (1)	(336)	314	613	(215)	(699)	(622)	(448)	452	836	674
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	(65)	95	397	333	234	101	235	703	929	1,133

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted averge exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers' products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2010
Net sales as reported	$14,158
Impact of currency exchange rate fluctuations	336
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	65

Adjusted net sales		$14,559

For the three months ending June 30, 2009
Net Sales as reported		$12,630

Adjusted net sales increase for the three months ending June 30, 2010		$1,929	15%

Reconciliation between GAAP and Non-GAAP sales growth for Vascular:
For the three months ending June 30, 2010
Net sales as reported	$10,207
Impact of currency exchange rate fluctuations	193

Adjusted net sales		$10,400

For the three months ending June 30, 2009
Net Sales as reported		$8,481

Adjusted net sales increase for the three months ending June 30, 2010		$1,919	23%

Reconciliation between GAAP and Non-GAAP sales growth for Endovascular
For the three months ending June 30, 2010
Net sales as reported	$2,944
Impact of currency exchange rate fluctuations	132
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	41

Adjusted net sales		$3,117

For the three months ending June 30, 2009
Net Sales as reported		$3,051

Adjusted net sales increase for the three months ending June 30, 2010		$66	2%

Reconciliation between GAAP and Non-GAAP sales growth for the Americas:
For the three months ending June 30, 2010
Net sales as reported	$8,872
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	44

Adjusted net sales		$8,916

For the three months ending June 30, 2009
Net Sales as reported		$7,269

Adjusted net sales increase for the three months ending June 30, 2010		$1,647	23%

Reconciliation between GAAP and Non-GAAP sales growth for International:
For the three months ending June 30, 2010
Net sales as reported	$5,286
Impact of currency exchange rate fluctuations	336
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	21

Adjusted net sales		$5,643

For the three months ending June 30, 2009
Net Sales as reported		$5,361

Adjusted net sales increase for the three months ending June 30, 2010		$282	5%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending September 30, 2010
Net sales per guidance	$13,800
Impact of currency exchange rate fluctuations	515
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	106

Adjusted net sales		$14,421

For the three months ending September 30, 2009
Net Sales as reported		$13,345

Adjusted net sales increase for the three months ending September 30, 2010		$1,076	8%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2010
Net sales per guidance	$55,800
Impact of currency exchange rate fluctuations	1,169
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	183

Adjusted net sales		$57,152

For the year ending December 31, 2009
Net Sales as reported		$50,908

Adjusted net sales increase for the year ending December 31, 2010		$6,244	12%